SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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The Gap, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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4/30/03

The Gap, Inc.

Talking Points relating to Proposal No. 3—Approval of Amendment and Restatement of The Gap, Inc. 1996 Stock Option and Award Plan*

Talking points to be used to solicit proxies from certain investors:

•	Stock options and other awards such as those provided under the 1996 Stock Option and Award Plan (“1996 Plan”) are vital to our ability to attract and retain outstanding and highly skilled personnel, especially in the extremely competitive labor markets in which we must compete.

•	The pool of shares initially reserved for issuance (post-split) under the 1996 Plan has not increased since it was first approved by our shareholders on May 21, 1996.

•	We currently estimate that following the proposed share increase for the 1996 Plan, the total number of shares reserved for issuance will enable us to grant stock options and other awards to our employees for the next two annual stock option grant cycles.

•	In planning for the amount to increase, we looked beyond our needs for one year given the administrative costs and effort associated with the increase. Companies typically use this multi-year approach.

•	Discounted options are selectively used to recruit key positions. Premium priced options are also selectively used in our recruiting efforts.

•	In fiscal 2002, we granted 14,170,528 stock options and cancelled 23,334,240 stock options (primarily as a result of employment terminations). 19,475,687 stock options were exercised in fiscal 2002. These numbers are disclosed on page 46 of our 2002 Annual Report.

•	If not for the hiring of a new Chief Executive Officer (see page 19 of our 2003 Proxy Statement) and other senior level positions in fiscal 2002, the total number of stock options granted in fiscal 2002 would have been lower.

•	A significant number of our outstanding stock options are underwater.

•	At year end, we had 80,492,169 stock options outstanding.

•	17,025,924 of those had exercise prices ranging from $23.89 to $50.29.

•	22,104,574 of those had exercise prices ranging from $14.83 to $23.86.

•	21,196,954 of those had exercise prices ranging from $14.27 to $14.79.

•	20,164,717 of those had exercise prices ranging from $2.85 to $14.23.

•	At year end, the weighted average exercise price of all outstanding options was $20.12.

•	These numbers are disclosed on page 47 of our 2002 Annual Report.

•	The closing price of our stock at the close of business on April 29, 2003 was $16.67.

*Copies of these talking points will be released to persons making solicitations on our behalf on or about April 30, 2003.